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                                                                   EXHIBIT 23.1

                            CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference of our report dated January 20, 1998, except for Note 18 as to which the date is February 8, 1998, with respect to the consolidated financial statements of First Commercial Corporation as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 in the Current Report (Form 8-K) filed by Regions Financial Corporation related to their acquisition of First Commercial Corporation in the following Registration Statements and in the related Prospectuses:

Form S-8 No. 2-95291 pertaining to the 1983 Stock Option Plan;
Form S-8 No. 33-24370 pertaining to the 1988 Stock Option Plan;
Form S-8 No. 33-40728 pertaining to the 1991 Long-Term Incentive Plan;
Form S-8 No. 33-58469 pertaining to the Stock Options Assumed in the acquisition of First Community Bancshares, Inc. and the Stock Options Assumed in the acquisition of Union Bank and Trust Company;
Form S-8 No. 33-58979 pertaining to the 1991 Long-Term Incentive Plan;
Form S-3 No. 33-59735 pertaining to the registration of $200,000,000
  Subordinated Debt Securities;
Form S-8 No. 333-05281 pertaining to the Stock Options Assumed in Acquisition of Metro Financial Corporation;
Form S-8 No. 333-05335 pertaining to the Stock Options Assumed in Combination with First National Bancorp;
Form S-8 No. 333-10701 pertaining to the Stock Options Assumed in Acquisition of First Gwinnett Bancshares, Inc.;
Form S-8 No. 333-10683 pertaining to the Stock Options Assumed in Acquisition of Rockdale Community Bank;
Form S-8 No. 333-21651 pertaining to the Stock Options Assumed in Acquisition of Florida First Bancorp, Inc.;
Form S-8 No. 333-24265 pertaining to the Regions Financial Corporation Profit
  Sharing Plan;
Form S-8 No. 333-28091 pertaining to the Stock Options Assumed in Acquisition of First Mercantile National Bank;
Form S-8 No. 333-28089 pertaining to the Stock Options Assumed in Acquisition of West Carroll Bancshares, Inc.;
Form S-8 No. 333-29685 pertaining to the Stock Options Assumed in Acquisition of First Bankshares, Inc.;
Form S-8 No. 333-30643 pertaining to the Stock Options Assumed in Acquisition of The New Iberia Bancorp, Inc.;
Form S-8 No. 333-43675 pertaining to the Regions Financial Corporation
  Directors' Stock Investment Plan;
Form S-8 No. 333-43677 pertaining to the Regions Financial Corporation
  Employee Stock Purchase Plan;
Form S-8 No. 333-43943 pertaining to the Stock Options Assumed in the
  Acquisition of GF Bancshares, Inc.;
Form S-8 No. 333-49909 pertaining to the Stock Options Assumed in the
  Combination with Greenville Financial Corporation;
Form S-8 No. 333-50665 pertaining to the Stock Options Assumed in the
  Combination with PALFED, Inc.;
Form S-8 No. 333-53019 pertaining to the Stock Options Assumed in the
  Combination with First State Corporation;
Form S-8 333-53021 pertaining to the Stock Options Assumed in the Combination with First United Bancorporation;
Form S-4 No. 333-58429 pertaining to the pending business combination with
  First Community Banking Services, Inc.;
Form S-4 No. 333-58787 pertaining to the pending business combination with
  Village Bankshares, Inc.;
Form S-4 No. 333-58815 pertaining to the pending business combination with
  Etowah Bank;
Form S-4 No. 333-58877 pertaining to the pending business combination with
  Jacobs Bank; and
Form S-8 No. 333-60497 pertaining to the Stock Options Assumed in the
       Combination with First Commercial Corporation.

                                                          /s/  ERNST & YOUNG LLP


Little Rock, AR
August 11, 1998



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